UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2025

Fold Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41168	86-2170416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2942 North 24th Street, Suite 115, #42035 Phoenix, Arizona	85016
(Address of principal executive offices)	(Zip Code)

(866) 365-3277

Registrant’s telephone number, including area code

11201 North Tatum Blvd., Suite 300, Unit 42035

Phoenix, Arizona 85028

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.0001 per share	FLD	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	FLDDW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Bonus Plan

On August 8, 2025, the Board of Directors of Fold Holdings, Inc. ("Fold") approved Fold's Annual Bonus Plan (the "Bonus Plan"). The Bonus Plan generally applies to all full-time employees, including the executive officers.

Under the Bonus Plan, the “Company Performance Criteria” for the performance period (generally, the calendar year) will be determined by the Compensation Committee and may include, but is not limited to, the following: (1)
financial metrics such as revenue, EBITDA, adjusted EBITDA, operating income, cash flows, net income, earnings per share, or other relevant financial benchmarks; (2) product success metrics related to the development and success of products and features (e.g., Fold Bitcoin Credit Card launch); (3) customer success metrics such accounts such as cardholders, volumes, monthly transacting users, monthly active users; (4) and/or any other “Performance Criteria” within the meaning of the Fold 2025 Incentive Award Plan (the "Equity Plan"). For 2025, the Compensation Committee identified certain criteria under the Bonus Plan, including without limitation: (i) Fold Bitcoin Credit Card launch; (ii) revenue; and (iii) adjusted EBITDA.

The Bonus Plan provides that payments will be made (as determined by the Compensation Committee, in cash, bitcoin, or shares/awards of Fold common stock pursuant to the Equity Plan) by March of the year following the applicable performance period, provided that the participant remains in employment as of the date of payment.

Will Reeves (CEO) and Wolfe Repass (CFO) are eligible to receive a bonus of up to 80% and 50% of their annual base salary, respectively.

The foregoing summary of the Bonus Plan is qualified in its entirety by reference to the full text of the Bonus Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Executive Severance Plan

On August 11, 2025, in connection with the previously disclosed Executive Severance Plan (the “Executive Severance Plan”), the Company issued "Participation Notices" (as defined in the Executive Severance Plan) to Will Reeves (CEO) and Wolfe Repass (CFO) reflecting their participation in the Executive Severance Plan. For additional information about the Executive Severance Plan (including the payments and benefits that each such executive officer will be eligible to receive in the event of a future "Qualifying Termination"), please refer to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2025.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Fold Holdings, Inc. Annual Bonus Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOLD HOLDINGS, INC.

	By:	/s/ Will Reeves
		Name:	Will Reeves
		Title:	Chief Executive Officer

Dated: August 14, 2025